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                            ARTICLES OF INCORPORATION
                                       OF
                           FIRST MERCHANTS CORPORATION


     Following are the Articles of Incorporation, as amended, of First Merchants Corporation (hereinafter referred to as the "Corporation"), a corporation existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"):

                                    ARTICLE I

                                      NAME

     The name of the Corporation is First Merchants Corporation.

                                   ARTICLE II

                                    PURPOSES

     The purposes for which the Corporation is formed are:

     SECTION 1. To acquire control of The Merchants National Bank of Muncie and to operate as a bank holding company.

     SECTION 2. GENERAL POWERS. To possess, exercise, and enjoy all rights, powers and privileges conferred upon bank holding companies by the Bank Holding Company Act of 1956 as amended and as hereafter amended or supplemented, and all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

     SECTION 3. TO DEAL IN REAL PROPERTY. Subject to the limitations of Section 2 above, to acquire by purchase, exchange, lease or otherwise, and to hold, own, use, construct, improve, equip, manage, occupy, mortgage, sell, lease, convey, exchange or otherwise dispose of, alone or in conjunction with others, real estate and leaseholds of every kind, character and description whatsoever and wheresoever situated, and any other interests therein, including, but without limiting the generality thereof, buildings, factories, warehouses, offices and structures of all kinds.

     SECTION 4. CAPACITY TO ACT. Subject to the limitations of Section 2 above, to have the capacity to act possessed by natural persons and to perform such acts as are necessary and advisable to accomplish the purposes, activities and business of the Corporation.

     SECTION 5. TO ACT AS AGENT. Subject to the limitations of Section 2 above, to act as agent or representative for any firm, association, corporation, partnership, government or person, public or private, with respect to any activity or business of the Corporation.

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     SECTION 6. TO MAKE CONTRACTS AND GUARANTEES. Subject to the limitations of
Section 2 above, to make, execute and perform, or cancel and rescind, contracts of every kind and description, including guarantees and contracts of suretyship, with any firm, association, corporation, partnership, government or person, public or private.

     SECTION 7. TO BORROW FUNDS. Subject to the limitations of Section 2 above, to borrow moneys for any activity or business of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, notes, trust receipts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage, pledge, conveyance, or assignment in trust of all or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, exchange or otherwise dispose of such securities or other obligations of the Corporation.

     SECTION 8. TO DEAL IN ITS OWN SECURITIES. Subject to the limitations of
Section 2 above, to purchase, take, receive or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock and other securities. Purchases of the Corporation's own shares, whether direct or indirect, may be made without shareholder approval only to the extent of unreserved and unrestricted earned surplus available therefor.

                                   ARTICLE III

                               PERIOD OF EXISTENCE

      The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       RESIDENT AGENT AND PRINCIPAL OFFICE

     Section 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is:

                             Larry R. Helms
                             200 East Jackson Street
                             Muncie, IN 47305


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     SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is:
                             200 East Jackson Street
                             Muncie, IN 47305

                                    ARTICLE V

                                AUTHORIZED SHARES

     SECTION 1. NUMBER OF SHARES. The total number of shares of common stock which the Corporation is to have authority to issue is 50,000,000, all with no par value. The total number of shares of preferred stock the Corporation is to have authority to issue is 500,000, all with no par value.

     SECTION 2. TERMS OF SHARES. The authorized shares of "Common Stock" shall be equal to every other share of Common Stock and shall participate equally with other shares of Common Stock in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise. The authorized shares of "Preferred Stock" shall be equal to every other share of Preferred Stock and shall participate equally with other shares of Preferred Stock. The terms of the Preferred Stock and its relative rights, preferences, limitations or restrictions shall be established by the Board of Directors prior to issuance of any Preferred Stock.

     SECTION 3. VOTING RIGHTS. Each holder of Common Stock shall have the right to vote on all matters presented to shareholders and shall be entitled on all matters including elections of Directors to one vote for each share of Common Stock registered in his/her name on the books of the Corporation. The voting rights of the Preferred Stock, if any, shall be determined by the Board of Directors prior to issuance of the Preferred Stock.

                                   ARTICLE VI

                      REQUIREMENTS PRIOR TO DOING BUSINESS

     The Corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                   ARTICLE VII

                                    DIRECTORS

     SECTION 1. NUMBER. The number of Directors of the Corporation shall not be less than nine (9) nor more than twenty-one (21), as may be specified from time to time by the Bylaws. If and whenever the Bylaws do not contain a provision specifying the number of Directors, the number shall be sixteen (16). The Directors shall be classified, with respect to the time for which they

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severally hold office, into three (3) classes as nearly equal in number as possible, as shall be specified in the Bylaws, one class to be elected for a term expiring at each annual meeting of shareholders, with each Director to hold office until his successor is elected and qualified. At each annual meeting of shareholders, the successor of each Director whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of his election, or until his successor is elected and qualified.

     SECTION 2. NAMES AND POST OFFICE ADDRESSES OF THE DIRECTORS. The names and post office addresses of the initial Board of Directors of the Corporation are:


Name                       Number and Street or Building       City        State    Zip Code
----                       -----------------------------       ----        -----    --------
Stefan S. Anderson         2705 W. Twickingham Drive           Muncie       IN        47304
Thomas F. Bluemle          1900 N. Brentwood Lane              Muncie       IN        47304
Frank A. Bracken           1011 E. Parkway Drive               Muncie       IN        47304
Clell W. Douglass          305 Normandy Drive                  Muncie       IN        47304
David A. Galliher          2500 W. Berwyn Road                 Muncie       IN        47304
William P. Givens          1209 W. Beechwood Avenue            Muncie       IN        47303
John W. Hartmeyer          818 W. Riverside Avenue             Muncie       IN        47303
David W. Howell            Rural Route #2, Box 174             Middletown   IN        47358
Betty J. Kendall           Rural Route #14, Box 425            Muncie       IN        47302
Don E. Marsh               1250 Warwick Road                   Muncie       IN        47304
Robert H. Mohlman          3405 N. Vienna Woods Drive          Muncie       IN        47304
Robert R. Park             Rural Route #2, Box 126             Gaston       IN        47342
Peter L. Roesner           2207 W. Wiltshire Road              Muncie       IN        47304
Hamer D. Shafer            3500 W. Gatewood Lane               Muncie       IN        47304
Robert M. Smitson          2601 W. Chelsea Drive               Muncie       IN        47304
Reed D. Voran              2308 W. Wiltshire Road              Muncie       IN        47304


     SECTION 3. QUALIFICATIONS OF DIRECTORS. Directors need not be shareholders of the Corporation.

                                  ARTICLE VIII

                                 INCORPORATOR(S)

     The name and post office address of the incorporator of the Corporation is:

                            Stefan S. Anderson
                            200 East Jackson Street
                            Muncie, IN 47305


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                                   ARTICLE IX

                      PROVISIONS FOR REGULATION OF BUSINESS
                      AND CONDUCT OF AFFAIRS OF CORPORATION

     SECTION 1. MEETINGS OF SHAREHOLDERS. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

     SECTION 2. MEETINGS OF DIRECTORS. Meetings of Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings. A member of the Board of Directors or of a committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

     SECTION 3. CONSIDERATION FOR SHARES. Shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

     SECTION 4. BYLAWS OF THE CORPORATION. The Board of Directors, unless otherwise provided in the Bylaws or in these Articles of Incorporation, may by a majority vote of the actual number of Directors elected and qualified from time to time make, alter, amend or repeal the Bylaws.

     The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or the Bylaws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or approve any contract to issue and sell, securities or shares of the Corporation or designate the terms of a series of a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State. However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the Bylaws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and


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holding of meetings of any such committee and its method of procedure shall be determined by the Board of Directors. A member of the Board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonably believes is in the best interest of the Corporation.

     SECTION 5. CONSENT ACTION BY SHAREHOLDERS. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

     SECTION 6. CONSENT ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 7. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the Directors or officers of this Corporation are identical or that some or all of the Directors or officers, or both, are also directors or officers of such other corporation.

     Any contract or other transaction between the Corporation and one or more of its Directors or members or employees, or between the Corporation and any firm of which one or more of its Directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are stockholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     SECTION 8. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. Every person who is or was a Director, officer, employee or agent of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding,

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provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interest of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a Director, officer, employee or agent of this Corporation may become involved, as a party or otherwise,

          (i) by reason of his being or having been a Director, officer, employee, or agent of this Corporation or such other corporation or arising out of his status as such or

          (ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

     The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a Director, officer, employee, or agent, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a Director, officer, employee, or agent did not meet the standards of conduct set forth in this paragraph.

     Any such Director, officer, employee, or agent who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the Director, officer, employee, or agent has met the standards of conduct set forth in the preceding paragraph; or
(ii) independent legal counsel shall deliver to the Corporation their written opinion that such Director, officer, employee, or agent has met such standards of conduct.

     If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

     The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such Director, officer, employee, or agent upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.


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     The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

     The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

     SECTION 9. DISTRIBUTIONS OUT OF CAPITAL SURPLUS. The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assent or vote of the shareholders, provided that with respect to such a distribution the requirements of the Act other than shareholder approval are satisfied.

     SECTION 10. POWERS OF DIRECTORS. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of the Act and not specifically prohibited or limited by these Articles.

     SECTION 11. REMOVAL OF DIRECTORS. Any and all members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote on the election of Directors, except that if the Board of Directors, by an affirmative vote of at least two-thirds (2/3) of the entire Board of Directors, recommends removal of a Director to the shareholders, such removal may be effected by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock then entitled to vote on the election of Directors at a meeting of shareholders called expressly for that purpose.

     SECTION 12. FAIR PRICE, FORM OF CONSIDERATION AND PROCEDURAL SAFEGUARDS FOR CERTAIN BUSINESS COMBINATIONS.

     (A) The affirmative vote of the holders of not less than three-fourths (3/4) of the Voting Shares (as hereinafter defined) of the Corporation shall be required for the authorization or adoption, except as provided in subsection (D) of this Section, of the following transactions:

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          1. Any merger or consolidation of the Corporation or its subsidiary or subsidiaries (as hereinafter defined) with or into either of the following:

                  (a) 10% Shareholders (as hereinafter defined); or

                  (b) Any other corporation (whether or not itself a 10%
                      Shareholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of a 10% Shareholder.

          2. Any sale, lease, exchange, transfer or other disposition (including, without limitation, the granting of a mortgage or other security interest) to or with any 10% Shareholder of any material part of the assets of the Corporation or any of its subsidiaries; and

          3. A liquidation or dissolution of the Corporation or any material subsidiary thereof or adoption of any plan with respect thereto.

          4. Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving a 10% Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any 10% Shareholder; and

          5. Any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses
             (A)1. through (A)4.

             (B) Prior to the approval of any of the transactions referred to in subsection (A) of this section ("Business Combination"), the Board of Directors of the Corporation shall make an evaluation of all relevant factors and issues arising out of or in connection with any such Business Combination and shall report to the shareholders the conclusion which the Board of Directors reaches from such evaluation. Relevant factors and issues shall include consideration of the impact which any such Business Combination will have on the community in which the Corporation or its subsidiaries conducts business, the employees of the Corporation or any of its subsidiaries, and the suppliers and customers of the Corporation and its subsidiaries, and shall also include any and all other factors which the Board of Directors in its discretion deems relevant.

             (C) The following definitions shall apply when used in this
                 Section:

                  1. "10% Shareholder" shall mean, in respect of any Business Combination, any person (other than the Corporation) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such


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                      Business Combination or immediately prior to the
                      consummation of any such Business Combination:

                      (a) Is the beneficial owner (as determined in accordance
                          with Rule 13d-3 promulgated by the Securities and Exchange Commission) ("Beneficial Owner"), directly or indirectly, of not less than ten percent (10%) of the Voting Shares; or

                      (b) Is an Affiliate (as hereinafter defined) of the
                          Corporation and at any time within two years prior thereto was the Beneficial Owner, directly or indirectly, of not less than ten percent (10%) of the then outstanding Voting Shares; or

                      (c) Any individual, corporation, partnership or other
                          person or entity which, together with any of its Affiliates (as hereinafter defined), beneficially owns in the aggregate more than ten percent (10%) of the Voting Shares of the Corporation.

                  2.  "Voting Shares" includes:

                      (a) Any securities of the Corporation which are entitled
                          to vote on any matter referred to in this Section;

                      (b) Any securities, including but not limited to,
                          preferred stock, bonds, debentures, or options, which can be converted into voting securities at the time of the vote referred to in this Section; and

                      (c) Security agreements of any nature for which voting
                          securities are pledged as collateral.

                  3. "Affiliate" shall include all persons who would be defined as affiliates under Rule 12b-2 under the Securities Exchange Act of 1934.

                  4. "Subsidiary" means any corporation of which a majority of any class of equity securities (as defined in Rule 3a 11-1 of the general rules and regulations under the Securities Exchange Act of 1934) are owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of a 10% Shareholder set forth above, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  5.  "Fair Market Value" means:

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                           (1) In the case of stock, in the absence of any
                               determination price as established on a national, regional, or local exchange or over-the-counter market, or in the absence of any market-maker dealing in the stock on a regular basis, the fair market value of such stock on the date in question as determined by the Board in good faith; and

                           (2) In the case of property other than cash or stock,
                               the fair market value of such property on the date in question as determined by the Board in good faith.

             (D) The additional voting requirement set forth in subsection (A)
                 above shall not be applicable, and any such Business Combination shall require the affirmative vote of two-thirds (2/3) of the Voting Shares, if one of the following occurs:

                  1. The Business Combination shall have been approved by two-thirds (2/3) of the Directors of the Corporation; or

                  2.  All of the following conditions shall have been met:

                      (a) The aggregate amount of the cash and the Fair Market
                          Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the greater of (i) and (ii), where (i) is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the 10% Shareholder or any other party for any shares of Common Stock acquired within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or, if higher, the per share price paid in the transaction in which the 10% Shareholder became a 10% Shareholder, and (ii) is the per share book value of the Corporation reported at the end of the fiscal quarter immediately preceding the later of any public announcement of any proposed Business Combination or the meeting date on which the shareholders are to consider the proposed Business Combination;

                      (b) The consideration to be received by holders of a
                          particular class of outstanding Voting Stock
                          (including Common Stock) shall be in cash or in the same form as the 10% Shareholder has previously paid for shares of such class of Voting Stock. If the 10% Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it;

                      (c) A proxy or information statement describing the
                          proposed merger or consolidation and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the meeting of shareholders called to consider the proposed Business Combination or, if no meeting, thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                                    ARTICLE X

                                   AMENDMENTS

     These Articles of Incorporation may be amended at any time, subject to the provisions of this Article, by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote on such amendment. No amendment shall be adopted which shall repeal, modify, amend, alter or diminish in any way the provisions of Article V, Section 1 of Article VII, Section 4 of Article IX, Section 11 of Article IX, Section 12 of Article IX, or this Article X without the affirmative vote of three-fourths (3/4) of the outstanding shares of stock of the Corporation entitled to vote on such amendment.

     The Bylaws of the Corporation may be amended as provided herein and therein except that no amendment shall in any way repeal, modify, amend, alter or diminish the provisions of this Article or the other provisions of the Articles of Incorporation referenced in this Article.

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